LIGHTYEAR NETWORK SOLUTIONS, INC.

2010 STOCK AND INCENTIVE COMPENSATION PLAN

Lightyear Network Solutions, Inc. (the "Company") hereby establishes a stock and incentive compensation plan for the benefit of the employees, directors and independent contractors of the Company and of its subsidiaries.

Section 1 -- PURPOSE

The Company adopts this compensation program to, among other things, (a) increase the profitability and growth of the Company; (b) provide competitive compensation to employees; (c) attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities; and (d) motivate key employees and directors to contribute to the Company's success.

Section 2 -- DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

2.1           "Award" means an Incentive Stock Option, a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Performance Share Award, a Restricted Stock Unit (the foregoing collectively referred to herein as the "Stock Awards") or a Cash Performance Award granted under the Plan.

2.2           "Award Agreement" means a certificate of grant or, if there are promises required of the recipient of an Award, a written agreement, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

2.3           "Board" means the Board of Directors of the Company.

2.4           "Cash Performance Award" means an Award granted pursuant to Section 12,  under which, upon the satisfaction of predetermined performance measures, cash is paid to the Participant.

2.5           "Change in Control" means (i) an event or series of events which have the effect of any "person" as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than any trustee or other fiduciary holding securities of the Company under any employee benefit plan of the Company, becoming the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding stock other than by an employee benefit plan sponsored  by the Company or by a person who owns such a percentage at the Effective Date;  (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Company approve a definitive agreement to enter into a merger, consolidation, share exchange or other transaction with or into another company (other than a transaction that would result in the voting securities of the Company outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such transaction) or to sell or otherwise transfer all or substantially all of the Company's assets or to adopt a plan of liquidation.  A Change in Control shall also be deemed to occur if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, or (ii) the Board adopts a resolution to the effect that a Change in Control for purposes of this Plan has occurred.  Provided, however, for purposes of payments triggered by a Change in Control under Awards that constitute "deferred compensation" pursuant to Code Section 409A, a Change in Control shall only be considered to have occurred if the Change in Control also constitutes a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation under Treasury Regulation Section 1.409A-3(i)(5) or subsequent guidance.  See Section 3.4 for how a Change in Control affects Awards, if not specifically provided otherwise in an Award Agreement.

2.6           "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

2.7           "Committee" means, with respect to interpretation and administration of the Plan and for determining the terms of Awards to Employees,  the Compensation Committee of the Board or such other committee appointed by the Board which shall consist of two or more members of the Board, each of whom is both an "outside director" and a "non-employee director."  If the Compensation Committee does not consist of two or more members all of whom are "outside directors" and "non-employee directors", then "Committee" shall mean the full Board.  Provided, however, that, the amount and terms of Awards to Directors shall be determined by the entire Board.  For purposes of this Section 2.7, (A) "outside director" means a Director of the Company who either (i) (a) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Code Section 162(m)), (b) is not a former employee of the Company or an "affiliated corporation" who still receives compensation for prior services (other than benefits under a tax-qualified retirement plan), or was not an employee during any prior period within the time defined under Exchange Act rules or the rules of any stock exchange on which the Stock is then traded, (c) was not an officer of the Company or an "affiliated corporation" at any time, and  (d) does not currently receive remuneration from the Company or an "affiliated corporation," either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Code Section 162(m); and (B) "non-employee director" means a Director of the Company who (i) is not a current employee or officer of the Company or its parent or a subsidiary, (ii) does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), (iii) does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and (iv) is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K.  The number of Committee members shall be determined by the Board.  The Board shall add or remove members from the Committee as the Board sees fit, and vacancies shall be filled by the Board.

2.8           "Company" means Lightyear Network Solutions, Inc. and its successors.

2.9           "Director" means a voting member of the Board excluding any person who serves solely in an advisory capacity or as a director emeritus.

2.10         "Disability" means (i) with respect to Incentive Stock Options, permanent disability within the meaning of Section 22(e)(3) of the Code; and (ii) with respect to all other types of Awards that are not deferred compensation under Code Section 409A, the inability of the Participant to perform the material duties of the Participant's job with the Company, as determined in good faith by the Committee; and (iii) with respect to Awards that are deferred compensation under Code Section 409A, (I) the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (II) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of at least 12 months, receiving income replacement benefits for a period of not less than 3 months under an employer accident or health plan.

2.11         "Effective Date" has the meaning set forth in Section 16.

2.12         "Employee" means an employee of the Company or a Subsidiary.

2.13         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.14         "Fair Market Value" means (a) if the Stock is listed on a national securities exchange, the closing price per share on a given date; (b) if the Stock is traded on an exchange or market in which prices are reported in terms of bid and asked prices, the mean between the high bid and low asked prices for a share on the trading day as of which value is determined, or any other reasonable method using actual transactions in the Stock as reported by such exchange or market; and (c) if the Stock is not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee by reasonable application of a reasonable valuation method, considering any and all information that the Committee deems relevant, consistent with Code Section 409A and the Treasury Regulations promulgated thereunder.

2.15         "Full Value Award" means any Award under which a Participant may be issued shares of Stock without the Participant tendering consideration therefor in the form of Stock or cash at least equal to the Fair Market Value at the Grant Date of the Stock issuable upon exercise or maturity of the Award.

2.16         "Grant Date" means, with respect to an Award, the date as of which the Award is granted as stated in the Award Agreement, which shall not be earlier than the date on which the Committee approves the grant.  The grant of an Award must be communicated to the recipient of the Award promptly after the Grant Date.

2.17         "Incentive Stock Option" means an option to purchase Stock granted under Section 6 of the Plan that is designated by the Committee as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.18         "Named Executive" means any individual who is considered a "covered employee" under Code Section 162(m) and the Treasury Regulation and other guidance issued thereunder, which generally is limited to certain employees whose compensation is required to be reported to shareholders under the Exchange Act.

2.19         "Nonqualified Stock Option" means an option to purchase Stock granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

2.20         "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

2.21         "Option Period" means the period from the Grant Date of an Option to the date the period for exercise of the Option expires as stated in the Award Agreement.

2.22         "Participant" means an Employee or Director or an independent contractor who provides substantial services to the Company or a Subsidiary, who has been granted an Award under the Plan.

2.23         "Performance Share Award" means an Award granted pursuant to Section 10 under which, upon the satisfaction of predetermined performance measures, shares of Stock are transferred to the Participant.

2.24         "Plan" means this 2010 Stock and Incentive Compensation Plan.

2.25         "Restriction Period" means the period of time from the Grant Date of a Restricted Stock Award or Restricted Stock Unit until the date when the restrictions placed on the Stock or Unit lapse.

2.26         "Restricted Stock Award" or "Restricted Stock" means Stock which is granted under Section 9 of the Plan, subject to a Restriction Period and/or condition which, if not satisfied, may result in the complete or partial forfeiture of such Stock.

2.27         "Restricted Stock Unit" means an Award granted pursuant to Section 11 under which, upon the lapse of predetermined restrictions, shares of Stock or cash are issued to the Participant.

2.28         "Retirement" means a Participant's Termination of Service with the Company or a Subsidiary after attaining age 65, or such earlier age as the Committee might specify from time to time in an Award Agreement.

2.29         "Stock" means the Company's voting common stock of $0.001 par value per share, or such other securities into which the Stock may be converted, by merger or otherwise.

2.30         "Stock Appreciation Right" or "SAR" means a right granted to a Participant pursuant to Section 7 with respect to a share of Stock to receive upon exercise Stock or cash equal to the appreciation in value of a share of Stock.

2.31         "Subsidiary" means any corporation which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Section 424(f) of the Code.

2.32         "Termination of Service" shall be deemed to have occurred at the close of business on the last day on which an Employee is carried as an active employee on the records of the Company and all Subsidiaries, except as otherwise provided in an Award Agreement or in this definition.  With respect to a Director, it shall be deemed to occur on a Director's cessation of service on the board of directors of both the Company and any Subsidiary.  The Committee shall define what shall constitute a Termination of Service for any independent contractor receiving Awards hereunder, based on the context of that contractor's services, if and to the extent such termination affects rights or obligations under an Award Agreement.  Notwithstanding the forgoing, for an Award that is deferred compensation under Code Section 409A, Termination of Service for purposes of any provisions governing the timing of payment or exercise of an Award means the date the Company and the Participant reasonably anticipate that (i) the Participant will not perform any further services for the Company or any other entity considered a single employer with the Company under Section 414(b) or (c) of the Code, but substituting "at least 50%" for "at least 80%" (the "Employer Group"), or (ii) the level of bona fide services performed after that date (as an employee or independent contractor, except that service as a member of the board of directors of an Employer Group entity is not counted unless benefits under this Plan are aggregated with benefits under any other Employer Group plan or agreement in which the Participant also participates as a director) will permanently decrease to less than 20% of the average level of bona fide services performed over the previous 36 months (or if shorter over the duration of service).  The Participant will not be treated as having a Termination of Service while on military leave, sick leave or other bona fide leave of absence if the leave does not exceed six months or, if longer, the period during which the Participant has a reemployment right with the Employer Group by statute or contract.  If a bona fide leave of absence extends beyond six months, a Termination of Service will be deemed to occur on the first day after the end of such six month period, or on the day after the Participant's statutory or contractual reemployment right lapses, if later.   Notwithstanding the foregoing, if a leave of absence is due to any medically determinable physical or mental impairment that can be expected to last for a continuous period of at least six months and that renders the Participant unable to perform the duties of his position, the Participant will not be considered to have a Termination of Service until the leave has continued for a period of 12 months (regardless of whether the Participant has a statutory or contractual reemployment right), unless the employment relationship is permanently terminated before the end of that period by the Company or the Participant.  The Company will determine whether a Termination of Service has occurred based on all relevant facts and circumstances, in accordance with Treasury Regulation §1.409A-1(h).

Section 3 -- STOCK SUBJECT TO THE PLAN

3.1           Available Stock.

(a)           Subject to adjustments as provided in Sections 3.2 and 3.3, the aggregate number of shares of Stock that may be issued pursuant to Awards under the Plan, shall be 1,000,000 shares of Stock.  The aggregate number of shares of Stock that may be issued hereunder shall not be decreased except pursuant to Section 3.2 or an amendment to this Plan.

(b)           The maximum number of shares of Stock that may be subject to all Awards (of any type) granted under the Plan during the any calendar year to any one Participant is 200,000.  If Cash Performance Awards are granted during a year that are intended to be performance-based compensation to Named Executives, within the meaning Code Section 162(m) and Section 4.7 hereof, the total amount payable in cash from Cash Performance Awards granted to any one Participant in any year shall not exceed $500,000.

(c)            The maximum number of shares of Stock that may be subject to purchase pursuant to Incentive Stock Options granted under the Plan is 1,000,000.

(d)           The maximum number of shares of Stock that may be subject to issuance under Awards that are Full Value Awards shall be 200,000.

3.2           Changes in Capitalization.  In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the number of shares of Stock or the kind of shares or securities issuable upon exercise of an Option or payment of another Award, an appropriate and proportionate adjustment shall be made by the Committee in the number and kind of shares which may be delivered under the Plan, and in the number and kind or price of shares subject to outstanding Awards, so that no Award shall be diluted or increased; provided that the number of shares subject to any Award shall always be a whole number.  Any adjustment of an Incentive Stock Option under this Section shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 424(h) of the Code and adjustments to other Awards shall be made in a manner consistent with that Section, as if it applied to non-Incentive Stock Options as well, so as not to trigger taxes under Code Section 409A.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Award.

           3.3           Adjustments for Awards.  The Committee shall have sole discretion to determine the manner in which shares of Stock available for grant of Awards under the Plan are counted.  Without limiting the discretion of the Committee under this Section 3.3, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of Stock available for grant of Stock Awards under the Plan:

(a)           The grant of Options, Restricted Stock, Restricted Stock Units, and Performance Share Awards shall reduce the number of shares of Stock available for grant of Awards under the Plan by the maximum number of shares of Stock subject to such an Award, and that number shall remain unavailable until exercise, maturity or lapse of that Award.  If any Award granted under the Plan expires or terminates without exercise, the Stock no longer subject to such Award will be available to be re-awarded under the Plan.

(b)           The grant of SARs shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such an Award; provided, however, that upon the exercise of SARs, the excess of the number of shares of Stock with respect to which the Award is exercised over the number of shares of Stock issued upon exercise of the Award shall again be available for grant of Awards under the Plan.

3.4           Effect of Change in Control and Other Transactions.

(a)           Except as provided otherwise in this section or in an Award Agreement at the time an Award is granted, notwithstanding anything to the contrary in this Plan:

(i)           if exercise of a Stock Award is required, then in the case of Change in Control events that arise from a merger, consolidation, share exchange or liquidation, each Award requiring exercise that is not exercised at the Change Effective Time shall lapse and all rights thereunder shall be forfeited immediately after the actual consummation (in the case of an agreement which will result in a Change in Control) or the happening of a Change in Control (the "Change Effective Time"), if the Participant holding such Stock Award has received written notice at least  fifteen (15) days prior to the Change Effective Time that his right to exercise the Award in full has been accelerated and must be exercised before the Change Effective Time to prevent such forfeiture or lapse at the Change Effective Time, or

(ii)         alternatively to subsection (i) above, in the discretion of the Committee, a Participant shall  receive, in lieu of the exercise of any Option or SAR, a cash payment in an amount equal to the difference between the exercise price of the Option or SAR upon the Change Effective Time equal to (A) in the case of a tender offer or cash exchange offer, the final offer price paid per share of Stock, multiplied by the number of shares of Stock covered by the Option or SAR, or (B) in the case of any other Change in Control, the aggregate Fair Market Value of the shares of Stock covered by the Option or SAR (as if fully vested), or

(iii)         if the Company shall at any time merge, consolidate with or into another corporation or association, or enter into a statutory share exchange or any other similar transactions in which shares of Stock are converted as a matter of law into securities or other property, and to the extent the Committee does not exercise its discretion to cause (i) or (ii) above to be applicable to an Award, each Participant will receive, upon the exercise of an Award after consummation of that merger, consolidation or share exchange, the securities or property to which a holder of the number of shares of Stock then deliverable upon the exercise of such Award would have been entitled if such Award had been exercised immediately prior to such merger, consolidation, or share exchange and the Company shall take such steps in connection with such merger, consolidation or share exchange as may be necessary to assure that the provisions of this Plan shall thereafter be applicable, as nearly as is reasonably possible, in relation to any securities or property thereafter deliverable upon the exercise of such Award.  The changes in an award shall be made in a manner that  meets the conditions of a modification that would be permitted under Code Section 424 with respect to an Incentive Stock Option (and similar principles for other Awards to avoid them becoming deferred compensation within the meaning of Code Section 409A).  Any restrictions applicable under any Award shall apply to any replacement shares received by a Participant under this Section 3.3 as a result of a reorganization, merger, consolidation or similar transaction; and

(iv)        if no exercise of a Stock Award is required (e.g. with respect to Restricted Stock or a Restricted Stock Unit or Performance Share), and subparagraph (b) hereof does not apply, to the extent provided in an Award Agreement, an Award that is not deferred compensation under Code Section 409A shall become nonforfeitable in full immediately before the Change Effective Time, and Awards that are subject to Code Section 409A shall continue or be paid as provided in the Award Agreement.

Section 4 -- ADMINISTRATION

4.1           Committee Governance.   This Plan shall be administered by the Committee.  The Committee shall select one of its members as the chairperson of the Committee and shall hold meetings at such times and places as it may determine.  The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable.  Written action of the Committee may be taken by a majority of its members, and actions so taken shall be fully effective as if taken by a vote of a majority of the members at a meeting duly called and held.  A majority of Committee members shall constitute a quorum for purposes of meeting.  The act of a majority of the members present at any meeting for which there is a quorum shall be a valid act of the Committee.

4.2           Committee to Interpret Plan.  Subject to the provisions of the Plan, the Committee shall have the power to (i) construe and interpret the Plan; (ii) establish, amend or waive rules and regulations for its administration, within the limitations set forth herein; (iii) determine and accelerate the exercisability of any Award or the termination of any Restriction Period; (iv) correct inconsistencies in the Plan or in any Award Agreement, or any other instrument relating to an Award; and (v) subject to the provisions of Section 13, to amend the terms and conditions of any Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.  Notwithstanding the foregoing, no action of the Committee may, without the consent of the person or persons entitled to exercise any outstanding Award, adversely affect the rights of such person or persons.  All constructions of this Plan shall be made in a manner the Committee believes consistent with Awards under the Plan not constituting "deferred compensation" within the meaning of Section 409A of the Code or to comply with that Code Section's requirements, and with respect to Incentive Stock Options, consistent with the Code and Regulations governing the preservation of their tax treatment.

4.3           Liability; Indemnification.  No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by the Company with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

4.4           Selection of Participants.  The Committee shall have the exclusive authority to grant Awards from time to time to such Employees, Directors and independent contractors as may be selected by it in its sole discretion.  The grants shall not be deemed made, nor the Fair Market Value of the underlying shares of Stock of an Award (if necessary) determined, until (i) a Committee written action is unanimously signed, or (ii) a Committee resolution is duly adopted at a meeting called in conformance with the rules governing the Committee's operation, and Award Agreements shall be promptly prepared and delivered to the Award recipient(s) after such grant of an Award.

4.5           Decisions Binding.   All determinations and decisions made by the Committee or the Board pursuant to the Plan, including factual determinations, shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareholders, Participants and their estates and assignees.

4.6           Award Agreements.  Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by the Chairman or Secretary of the Committee or by an officer of the Company authorized by the Committee, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases.  Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of the Agreement as amended or supplemented, as well as the terms of the original Award Agreement, are not inconsistent with the provisions of the Plan.  An Employee, Director or independent contractor who receives an Award under the Plan shall not, with respect to the Award, be deemed to have become a Participant, or to have any rights with respect to the Award, unless and until the Award Agreement has been signed by the Chairman or Secretary of the Committee or by an officer of the Company authorized by the Committee and, if required by its terms, by the Employee, Director or independent contractor and delivered to the Committee or its designee, and the Employee, Director or independent contractor has otherwise complied with the applicable terms and conditions of the Award.  The Committee may condition any Award upon the agreement by the Participant to such confidentiality, non-competition, and non-solicitation covenants as the Committee deems appropriate.

4.7           Administration of Performance-Based Compensation With Respect To Named Executives.

(a)           The per-share exercise price of an Option granted to a Named Executive shall, like all other Options hereunder, be no less than 100% of the Fair Market Value per share on the Grant Date and such Option shall thereby qualify as performance-based compensation under Section 162(m) of the Code.  With respect to other Awards granted to Named Executives, the Plan may (but need not) be administered so as to permit such Awards to qualify as performance-based compensation under Section 162(m) of the Code under (b) below.

(b)           If the Committee determines, at the time an Award other than an Option or SAR is granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Named Executive, the Committee may provide in the Award Agreement that the distribution of shares of Stock or cash under the Award shall be subject to the achievement of one or more objective performance goals established by, and the satisfaction of which is certified by, the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following "performance criteria" for the Company as a whole or any business unit of the Company, as reported or calculated by the Company:  (i) revenues; (ii) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives service fees or extraordinary or special items; (iii) net income or net income per share (basic or diluted); (iv) earnings per share growth or growth as compared with a peer group of companies; (v) return on assets, return on investment, return on capital, or return on equity; (vi) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (vii) economic value created; (viii) one or more operating ratios specified with particularity by the Committee upon the Award; (ix) stock price, dividends or total stockholder return; (x) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; or (xi) quality goals that are objectively determinable (collectively, the "Performance Criteria").  Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate, division or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations.  Such performance goals shall be set by the Committee over a specified performance period that shall not be shorter than one year and otherwise within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.  Requirements shall be established in writing by the Committee based on one or more specific performance goals as set forth above not later than 90 days after commencement of the performance period with respect to such Award, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time.  Payment of Stock or cash in satisfaction of such an Award is conditioned up the Committee certifying that the Performance Criteria and other material terms of the Award were in fact satisfied.

(c)           With respect to any Award to a Named Executive that is intended to be performance-based within the meaning of Section 162(m)(3)(C) of the Code, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Named Executive or upon a Change in Control.

(d)           Because the specific targets under the various  Performance Criteria set forth in this Section 4.7 are to be determined within the discretion of the Committee, the Performance Criteria set out above and approved by Shareholders by virtue of approval of this Plan shall not be effective to make Awards beyond the date of the Company's shareholder meeting that occurs in the 5th year following the date the shareholders of the Company first approve this Plan, unless the Performance Criteria are disclosed to and re-approved by Shareholders of the Company on or before that time.

4.8           Limitation on Awards.  No part of any Award may be exercised, no Performance Share shall be issued, and no Restriction Period will lapse to the extent the exercise, issuance or lapse would cause the Participant to have compensation from the Company and its affiliated companies for any year in excess of $1,000,000 and which is nondeductible by the Company and its affiliated companies pursuant to Code Section 162(m).  Any portion of an Award that is not exercisable, not issued or for which a Restriction Period does not lapse because of this limitation shall continue to be exercisable or shall be issued, or the Restriction Period shall lapse, in any subsequent year in which the exercise, issuance or lapse would not cause the loss of the Company’s or its affiliated companies’ compensation tax deduction, provided such exercise or issuance occurs before the Award expires, and otherwise complies with the terms of the Plan and the Award Agreement and Code Section 409A's provisions for delay of payment due to a Code Section 162(m).

Section 5 -- AWARDS UNDER THE PLAN

Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant Awards in such numbers, upon such terms and at such times as it shall determine.

Section 6 -- STOCK OPTIONS

6.1           Grant.  Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan, provided that Incentive Stock Options may only be granted to Employees.  If an Option is designated as an Incentive Stock Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Stock Option, and governed by Section 83 of the Code.  All Options granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve.  All Options are subject to the terms and conditions of this Section 6 and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable.

6.2           Exercise Price.   The exercise price per share of Stock covered by an Option shall be determined by the Committee, but shall never be less than 100% of the Fair Market Value of the Stock on the Grant Date, and provided that an Incentive Stock Option granted to a person who on the Grant Date owns (within the meaning of Section 424 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, shall have an exercise price that is at least 110% of the Fair Market Value of the Stock on the Grant Date.

6.3           Option Period.  The Option Period shall be determined by the Committee, and unless otherwise specifically provided in the Award Agreement, no Option shall be exercisable later than ten years from the Grant Date.   No Incentive Stock Option shall be exercisable later than ten years from the Grant Date, provided that in the case of an Employee who on the Grant Date owns or is deemed to own (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the Incentive Stock Option shall not be exercisable later than five years from the Grant Date.   Options may expire prior to the end of the Option Period due to the Participant's Termination of Service as provided in Section 8, or in accordance with any provision of the Award Agreement.  No Option may be exercised at any time unless the Option is vested and outstanding.

6.4           Limitation on Amount of Incentive Stock Options.   The aggregate Fair Market Value (determined as of each Option Grant Date) of Stock with respect to which a Participant's Incentive Stock Options are exercisable for the first time during any calendar year (under this and all other stock option plans of the Company and any Subsidiary) shall not exceed $100,000.   In the event, due to acceleration or otherwise, Incentive Stock Options are exercisable as of the Grant Date in excess of the $100,000 limit described herein, such Options shall be treated as Nonqualified Stock Options for tax purposes, in accordance with the first-grant ordering rules of Treasury Regulation Section 1.422-4.

6.5           Nontransferability of Options.  No Option shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and an Option shall be exercisable, during the Participant's lifetime, only by the Participant (or, in the event of the Participant's legal incapacity or incompetency, the Participant's guardian or legal representative), except as provided in Section 14.14.

6.6           Exercise.   An Option may be exercised, so long as it is vested and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the Option or as otherwise provided in this Section 6.

6.7           Method of Exercise.  To exercise an Option, the Participant or the other person(s) entitled to exercise the Option shall deliver to the Committee (i) a written notice of exercise in such form as the Committee may prescribe, specifying the number of full shares to be purchased; (ii) payment in full of the exercise price in accordance with Section 6.8; and (iii) in the case of Nonqualified Stock Options, any required withholding taxes as provided in Section 15.  No shares of Stock shall be issued unless the Participant has fully complied with the provisions of this Section 6.7.

6.8           Payment of Exercise Price.    To the extent provided in the Award Agreement for an Option and subject to any applicable rules of Section 16 of the Exchange Act and any exchange on which the Stock is traded at any relevant time, payment of the exercise price may be made (i) in cash; (ii) in shares of Stock (based on the Fair Market Value of the Stock on the date the Option is exercised) owned by the Participant (or jointly by the Participant and his spouse) for at least six months (one year in the case of stock acquired pursuant to an Incentive Stock Option); such shares shall be evidenced by negotiable certificates or by a written attestation of ownership, and only the net shares of Stock (those equal in value to the difference between the exercise price and the then Fair Market Value) shall be issued in satisfaction of the Option or portion thereof being exercised; (iii) by a written election to have the Company retain that number of shares of Stock subject to the Option having an aggregate Fair Market Value equal to the aggregate exercise price of the Option, provided that for an Incentive Stock Options, this right must be granted by the Committee at the time the Option is granted and may not be added in any modification of the Award Agreement (unless the Fair Value is then not more than the exercise price); or (iv) by any combination thereof.   Any surrender by a person subject to the reporting requirement of Section 16(b) of the Exchange Act of previously owned shares of Stock upon exercise of an Option or SAR must comply with the applicable provisions of Rule 16b-3 under the Exchange Act.

Section 7 -- STOCK APPRECIATION RIGHTS

7.1           Grant.  All Stock Appreciation Rights ("SAR's") granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve.  All SARs are subject to the terms and conditions of this Section 7 and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable.

7.2           Exercise Price.  The exercise price per share of Stock subject to a SAR shall be determined by the Committee at the time of grant and specified in the Award Agreement, and shall be no less than 100% of the Fair Market Value per share on the Grant Date.

7.3           Exercise Period.   The exercise period shall be determined by the Committee, and unless otherwise specified in the Award Agreement, no SAR shall be exercisable later than ten years from the Grant Date.  No SAR may be exercised at any time unless such SAR is vested and outstanding as provided in this Section 7.

7.4           Nontransferability.  No SAR shall  be transferable other than by will or by the laws of descent and distribution, and SAR's shall be exercisable, during the Participant's lifetime, only by the Participant (or, in the event of the Participant's legal incapacity or incompetency, the Participant's guardian or legal representative), except as provided in Section 14.14.

7.5           Exercise.   An SAR may be exercised, so long as it, is vested and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the SAR may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the SAR or as otherwise provided in this Section 7.

7.6           Method of Exercise.  To exercise an SAR, the Participant or the other person(s) entitled to exercise the SAR shall give written notice of exercise to the Committee, specifying the number of full shares with respect to which the SAR is being exercised.

7.7           Payment Upon Exercise.  Upon the exercise of an SAR, a Participant shall be entitled to receive an amount, in whole shares of Stock (with cash for any fractional share), equal to the amount by which the then Fair Market Value of one share of Stock exceeds the exercise price per share specified in the Award Agreement, multiplied by the number of shares with respect to which the SAR is exercised, subject to the Participant's satisfaction of any applicable tax withholding amount in a manner acceptable to the Company.  The number of shares of Stock to be delivered to the Participant upon exercise of an SAR shall be based on the Fair Market Value of the Stock on the date of exercise.  A certificate or certificates for shares of Stock acquired upon exercise of an SAR shall be issued in the name of the Participant and distributed to the Participant as soon as practicable following exercise, subject to Section 14.5.  No fractional shares of Stock will be issuable upon exercise of an SAR and, unless otherwise provided in the Award Agreement, the Participant will receive cash in lieu of fractional shares.

Section 8 -- LIMITATIONS ON EXERCISE OF OPTIONS AND SARs
AFTER TERMINATION OF SERVICE

8.1           Exercise After Termination.  After a Participant's Termination of Service, an Option or SAR Award may be exercised only to the extent that the Award was exercisable immediately before the Termination of Service, but in no event after the expiration date of the Award as specified in the Award Agreement.  Except to the extent that shorter or longer periods are provided in the Award Agreement, a Participant's right to exercise an Award upon Termination of Service shall terminate:

(i)           At the expiration of three months (for Incentive Stock Options) or one year (for Nonqualified Stock Options and SARs) after the Participant's Retirement; provided, however, if an Incentive Stock Option is not exercised after three months, it will remain exercisable for the longer period allowed for Retirement as if it were a Nonqualified Stock Option and will be a Nonqualified Stock Option when exercised; or

(ii)         At the expiration of one year in the event of Disability of the Participant; or

(iii)         At the expiration of one year after the Participant's death if the Participant's Termination of Service occurs by reason of death; any Award exercised under this subparagraph (iii) may be exercised by the legal representative of the estate of the Participant or by the person or persons who acquire the right to exercise such Award by bequest or inheritance; or

(iv)        No later than three months after the Participant's Termination of Service for any reason other than (A) those described in (i) through (iii) above, or (B) Termination of Service for "Cause" as described in Section 8.2.

8.2           Termination for Cause.  In the event the Committee determines that an Employee's employment has been terminated for Cause, the Employee shall forfeit any and all unexercised Option and SARs immediately upon the Termination of Service.  For purposes of this Plan, "Cause" shall mean the Employee's (i) willful failure to substantially perform such Employee's reasonably assigned duties, (ii) repeated gross negligence in performing such Employee's duties, (iii) illegal conduct in performing such Employee's duties, (iv) willful actions contrary to the Company's interest, (v) repeated refusal to comply with the reasonable and lawful instructions of management of the Company or a Subsidiary, or (vi) violation of the obligations imposed on the Employee under any confidentiality or solicitation covenants to which the Employee is bound under the terms of the Stock Option Agreement or otherwise.

Section 9 -- RESTRICTED STOCK AWARDS

9.1           Grant.  All Restricted Stock Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve.  All Restricted Stock Awards are subject to the terms and conditions in this Section 9, and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable.   The Company shall issue, in the name of each Participant who is granted a Restricted Stock Award, a certificate for the shares of Stock granted in the Award (subject to Section 14.5), as soon as practicable after the Grant Date.  The Secretary of the Company shall hold such certificates for the Participant's benefit until the Restriction Period lapses or the Restricted Stock is forfeited to the Company in accordance with the Award Agreement.

9.2           Restriction Period.  The Restriction Period shall be determined by the Committee, and shall commence on the Grant Date and expire at the time specified in the Award Agreement.  Unless otherwise provided in the Award Agreement, in the event of a Participant's Termination of Service during the Restriction Period for any reason, the Participant's rights to the Stock subject to the Restricted Stock Award shall be forfeited and all such Stock shall immediately be surrendered to the Company.  The Committee may provide in an Award Agreement that a Restriction Period that has not otherwise expired will end at Retirement or if such termination occurs by virtue of Disability or death.

9.3           Rights of Participant.  Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that (i) the Company shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period, and (ii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period.  Any attempt by a Participant to sell, transfer, pledge, assign or otherwise dispose of Restricted Stock shall cause immediate forfeiture of the Award.    In the event of any adjustment as provided in Section 3.2, new or additional shares or securities shall be subject to the same terms and conditions as the original Restricted Stock.

9.4           Expiration of Restriction Period.  At the expiration of the Restriction Period, the restrictions contained in Section 9.3 and in the Award Agreement shall, except as otherwise specifically provided in the Award Agreement, expire, and the Company shall deliver to the Participant a certificate evidencing the Participant's ownership of the Stock free of the restrictions.

9.5           Nontransferability.   No Restricted Stock Award shall be transferable other than by will or the laws of descent and distribution until any restrictions applicable to such Award have lapsed and a certificate evidencing the Participant's ownership of the stock free of restrictions has been issued, except as provided in Section 14.14.

Section 10 -- PERFORMANCE SHARE AWARDS

10.1          Grant.   All Performance Share Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve.  All Performance Share Awards are subject to the terms and conditions of this Section 10 and such additional terms and conditions contained in the Award Agreement, which terms and conditions need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable.

10.2          Performance Criteria.  The performance criteria for each Performance Share Award shall be determined by the Committee, and shall consist of service requirements and/or any measures of performance of the Company or any Subsidiary or such other criteria as the Committee specifies; provided, however, that Awards to Named Executives that are intended to be exempt from the limitations of Code Section 162(m) shall use measures defined in Section 4.7(b).  Performance Share Awards granted under the Plan shall be evidenced by an Award Agreement that at a minimum shall set forth (i) the number of shares of Stock that the Participant may receive; (ii) the performance objectives (the "Performance Goals"), which may or may not be consistent with Section 4.7, depending upon whether the Awards is intended to be performance-based compensation exempt from Code Section 162(m) limits; (iii) the performance period over which the performance measure is determined (the "Performance Period"); (iv) the date on which delivery under the Award, if any, will be made; and (v) such additional terms and conditions, which need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable.  At the times specified in the Award Agreement, the Committee shall evaluate actual performance during such performance period compared to the performance criteria established for the Award, and shall determine the extent to which a stock payment is to be made pursuant to the Performance Share Award.  The Committee may provide in an Award Agreement that one or more performance criteria under an Award will be deemed to have been met upon the Retirement, death or Disability of the Participant, provided that no Award that is intended to be exempt from Code Section 162(m) under Section 4.7(b) shall be deemed to have been met on Retirement. However, unless otherwise provided in the Award Agreement, in the event of a Participant's Termination of Service for any reason before performance criteria have been met, the Participant's rights to payment of a Performance Share Award shall be forfeited.

10.3          Payment.  Performance Share Awards will be paid only after the Committee determines, in its sole discretion, that the performance criteria established under Section 10.2  have been achieved, subject to such other terms and conditions as may be included in the Award Agreement and to the Committee's right to waive any performance criteria in its discretion, provided that, if the Performance Share Award constitutes deferred compensation within the meaning of Section 409A of the Code, such waiver does not constitute prohibited acceleration of payment.  Payment shall be made, as provided in the Award Agreement in whole shares of Stock (and the fractions in cash) having a Fair Market Value equal to the number of shares of Stock represented by the Performance Share Award.  A certificate or certificates for shares of Stock to be issued pursuant to a Performance Share Award shall be issued in the name of the Participant and distributed to the Participant following the Committee's determination that performance criteria have been met and distribution shall be at the time specified in the Award Agreement.  Such payment timing shall be designed to be compliant with or exempt from Code Section 409A.  No fractional shares of Stock will be issued in connection with a Performance Share Award and, unless otherwise provided in the Award Agreement, the Participant will receive cash in lieu of fractional shares.

10.4          Rights of Participant.  A Participant shall not, with respect to a Performance Share Award or any Stock that may in the future be issued under it, have any rights as a stockholder of the Company, such as the right to vote the shares or the right to receive dividends and other distributions, at any time before the Participant has become the holder of record of the Stock.

10.5          Nontransferability.  No Performance Share Award shall be transferable other than by will or by the laws of descent and distribution, or as provided in Section 14.14

Section 11 -- RESTRICTED STOCK UNITS

11.1          General.  All Restricted Stock Units granted under the Plan shall provide for payment of Stock or cash as provided in an Award Agreement in such form as the Committee may from time to time approve but that, at a minimum, shall contain such terms, conditions and restrictions on the Restricted Stock Unit and the period for which they apply, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable.   Unless otherwise specifically provided in an Award Agreement, the restrictions shall be crafted so as to constitute a "substantial risk of forfeiture" as that phrase is defined for purposes of Section 83.   The Award Agreement shall specify the terms on which restrictions lapse and date or dates upon which the Participant shall be entitled to receive from the Company the number of shares of Stock or cash equal to the Fair Market Value thereof, equal to the number of Restricted Stock Units granted under the Award.   Each Restricted Stock Unit Award shall be designed to be exempt from or compliant with Code Section 409A.

11.2          Rights of Participant.  A Participant shall not, with respect to a Restricted Stock Unit, have any rights as a shareholder of the Company, such as the right to vote the shares or the right to receive dividends and other distributions, at any time before the Participant has become the holder of record of the Stock, except as provided in Section 11.4 below.

11.3          Nontransferability.  No Restricted Stock Unit shall be transferable other than by will or by the laws of descent and distribution, or as provided in Section 14.14.

11.4          Dividends.   Unless otherwise provided in an Award Agreement, a Participant shall not, with respect to an Award, be entitled to any dividends for the period the Award is outstanding. The Committee may provide in the Award Agreement for a contingent right, granted in tandem with a specific Restricted Stock Unit, to receive an amount in cash at substantially the same time as shareholders of the Company, equal to the cash distributions made by the Company with respect to a share of Stock during the period such Award is outstanding, or to have an additional number of Restricted Stock Units credited to a Participant in respect of the Award equal to the whole number of shares of Stock that could be purchased at Fair Market Value with the amount of each cash distribution made by the Company with respect to a share of Stock during the period such Award is outstanding, provided that the time and form of payment shall be compliant with, or exempt from, Code Section 409A.

Section 12 -- CASH PERFORMANCE AWARDS

12.1          Grant.  Performance Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Stock or cash, although this Plan need not be the exclusive mechanism for grant cash-based incentive compensation, and, to the extent granted to be payable in Stock, shall be governed by Section 10 hereof and shall be Performance Share Awards.  Cash Performance Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve but that, at a minimum, shall set forth (i) the amount of cash that the Participant may receive, (ii) the Performance Criteria (as defined  in Section 4.7 hereof) and the specific targets under any such criteria, (iii) the performance period over which the performance measure is determined (the "Performance Period"), (iv) the date on which payment under the Award, if any, will be made, or the event which will trigger such payment (which shall be compliant with, or exempt from, Code Section 409A), and (v) such additional terms and conditions, which need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable.

12.2          Payment.  The Committee shall establish the method of calculating the amount of payment to be made under a Cash Performance Award.  After completion of a Performance Period, the performance of the Company or the Employee will be measured against the Performance Criteria, and the Committee will determine whether all, none, or any portion of a Performance Award will be paid.

12.3          Nontransferability.  No Cash Performance Award shall be transferable other than by will or by the laws of descent and distribution.

Section 13 -- AMENDMENTS AND TERMINATION

13.1          Amendments and Termination.  The Board may terminate, suspend, amend or alter the Plan, but no action of the Board may:

(a)            Impair or adversely affect the rights of a Participant in any material way  under an outstanding Award theretofore granted, without the Participant's consent, other than as specifically provided herein or in an Award Agreement (such as in Section 3.4); or,

(b)           Extend the Option Period or exercise period of an SAR, or the vesting/payment (and taxation) date of any other type of Award beyond that originally stated in the Award Agreement, unless and until the Committee determines that such extension does not constitute a deferral of compensation feature that would subject the Award to the excise taxes provided under Code Section 409A;

(c)           Decrease the price of an Option or the base price of any SAR to less than the Fair Market Value on the date the Award was granted; or

(d)           Without the approval of the stockholders:

(i)             Increase the total amount of Stock which may be delivered under the Plan;

(ii)            Extend the period during which Awards may be granted; or

(iii)           In the case of an outstanding Award intended to be eligible for the performance-based compensation exemption under Section 162(m) of the Code, the Committee shall not, without the approval of a majority of the stockholders of the Company, amend the Plan or the Award in a manner that would adversely affect the Award's continued eligibility for the performance-based compensation exemption under Section 162(m) of the Code.

13.2          Conditions on Awards.  In granting an Award, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan.

13.3          No Repricing.  Except for adjustments made pursuant to Section 3.2, or repricing that is specifically approved by the Company's shareholders, the exercise price for any outstanding Option or SAR shall not be decreased after the Grant Date, nor may any outstanding Option or SAR be surrendered to the Company as consideration for the grant of a new Option or SAR with a lower exercise price.

13.4          No Reload Rights.  Awards shall not contain any provision entitling the Participant to an automatic grant of additional Awards in connection with any exercise of the original Award.

13.5          Selective Amendments.  Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular classes of Participants.

Section 14 -- GENERAL PROVISIONS

14.1          Section 409A Compliance.  Notwithstanding any other provision of the Plan, any  Award under the Plan that comes within the meaning of Code Section 409A's definition of "deferred compensation" shall be designed and granted in such a way as to comply with that Code Section's election timing rules, limitations on distribution triggering events, and must specify in the Award Agreement the time and form of payment of the Award, with any changes in time or form of payment made in accordance with Code Section 409A's provisions.

14.2          Issuance of Stock.  If an Award is to be satisfied in Stock, the Company will deliver to the Participant the shares of Stock at the times provided in this Plan and the Award Agreement either by (i) physical delivery of the certificate(s) for such shares, or (ii) book entry to a brokerage account of the Participant, free and clear of any lapsed restrictions.

14.3          Unfunded Status of Plan.  The Plan is intended to constitute an "unfunded" plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and shall not extend, with respect to any payments not yet made to a Participant, any rights that are greater than those of a general creditor of the Company.

14.4          Transfers, Leaves of Absence and Other Changes in Status.  For purposes of the Plan (i) a transfer of an Employee from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, or (ii) a leave of absence not in excess of 90 days duly authorized in writing by the Company or a Subsidiary for military service, sickness or any other purpose approved by the Company or a Subsidiary, shall not be a Termination of Service.  The Committee, in its sole discretion subject to the terms of the Award Agreement, shall determine the disposition of all Awards made under the Plan in all cases involving any substantial change in employment status other than an event described in this Section 14.4.

14.5          Restrictions on Distribution of Stock.  The Committee may require Participants receiving Stock pursuant to any Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Stock for investment without a view to distribution thereof.  No Stock shall be issued or transferred pursuant to an Award unless the Committee determines, in its sole discretion, that such issuance or transfer complies with all relevant provisions of law, including but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Stock may then be listed.  The certificates for Stock issued pursuant to an Award may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.  The Company shall not be obligated to register any securities covered hereby or to take any affirmative action to facilitate the sale, transfer or other disposition of Stock issued of Stock pursuant to an Award to comply with any law or regulation of any governmental authority.

14.6         Assignment Prohibited.  Subject to the provisions of the Plan and the Award Agreement, no Award shall be assigned, transferred, pledged or otherwise encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and an Award shall be exercisable, during the Participant's lifetime, only by the Participant.  Awards shall not be pledged or hypothecated in any way, and shall not be subject to any execution, attachment, or similar process.  Any attempted transfer, assignment, pledge, hypothecation or other disposition of an Award contrary to the provisions of the Plan, or the levy of any process upon an Award, shall be null, void and without effect.

14.7          Other Compensation Plans.  Nothing contained in the Plan shall prevent the Company from adopting other compensation arrangements, subject to stockholder approval if such approval is required.

14.8          Limitation of Authority.  No person shall at any time have any right to receive an Award hereunder and no person other than a duly authorized member of the Committee shall have authority to enter into an agreement on behalf of the Company for the granting of an Award or to make any representation or warranty with respect thereto.  Participants shall have no rights in respect to any Award except as set forth in the Plan and the applicable Award Agreement.

14.9          No Right to Employment.  Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan or any Award Agreement, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ or service of the Company or any other entity as an employee, director or independent contractor or to interfere in any way with the right of the Company or any other entity to terminate any person's service or employment at any time.

14.10        Not a Shareholder.  The person or persons entitled to exercise, or who have exercised, an Option or SAR shall not be entitled to any rights as a shareholder of the Company with respect to any Stock to be issued upon such exercise until such persons or persons shall have become the holder of record of such Stock.

14.11       Severability.  If any provision of this Plan is found to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

14.12       Headings.  The headings in this Plan have been inserted solely for convenience of reference and shall not be considered in the interpretation or construction of this Plan.

14.13        Governing Law.  The validity, interpretation, construction and administration of this Plan shall be governed by the laws of the Company's state of incorporation, as it may change from time to time.

14.14        Transfer to Permitted Transferees.  If specifically provided in the Award Agreement, Nonqualified Stock Options or SARs (other than those issued in tandem with Incentive Stock Options) may be transferred by a Participant to a Permitted Transferee.  Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by the Plan or the Award Agreement shall be null and void and without effect.  For purposes of the Plan, "Permitted Transferee" means (i) a member of a Participant's immediate family, (ii) any person sharing the Participant's household (other than a tenant or employee of the Participant), (iii) trusts in which a person listed in (i) or (ii) above has more than 50% of the beneficial interest, (iv) a foundation in which the Participant or a person listed in (i) or (ii) above controls the management of assets, (v) any other entity in which the Participant or a person listed in (i) or (ii) above owns more than 50% of the voting interests, provided that in the case of the preceding clauses (i) through (v), no consideration is provided for the transfer, and (vi) any transferee permitted under applicable securities and tax laws as determined by counsel to the Company.  In determining whether a person is a "Permitted Transferee," immediate family members shall include a Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

Section 15 -- TAXES

15.1          Tax Withholding.  All Participants shall make arrangements satisfactory to the Committee to pay to the Company or a Subsidiary, any federal, state or local taxes required to be withheld with respect to an Award issued under the Plan at the time such taxes are required to be withheld.  If a Participant fails to make such tax payments, the Company and its Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including a payment related to any Award under the Plan.

15.2          Share Withholding.   The Committee may in its discretion provide in an Award Agreement that all or a portion of a Participant's tax withholding obligation may be satisfied by the Company retaining shares of Stock with a Fair Market Value equal to the amount required to be withheld.

15.3          Tax Reporting.  The Company shall reflect the exercise of any Incentive Stock Option on an informational report as required by Section 6039 of the Code no later than January 31st of the year following exercise.  The compensation resulting from the exercise of a Nonqualified Stock Option or SAR, the lapse of the restrictions of a Restricted Stock Award or Restricted Stock Unit, or the satisfaction of the criteria of a Performance Share Award or Cash Performance Award, and related income and employment tax withholding related thereto, shall be reported on the Employee's W-2 Form for the year of exercise or vesting (as the case may be) or as may hereafter be required by the Code.

Section 16 -- EFFECTIVE DATE OF PLAN

The Plan shall be effective on the date (the "Effective Date") when the Board adopts the Plan, subject to approval of the Plan by a majority of the total votes eligible to be cast by shareholders at a shareholder meeting or by written shareholder action within 12 months of the Effective Date; provided that Awards may be granted before obtaining shareholder approval of the Plan, but any such Awards shall be contingent upon such shareholder approval being obtained and Awards may not be exercised or paid before such approval.

Section 17 -- TERM OF PLAN

The Plan has no termination date, provided that no Incentive Stock Option may be issued on or after the tenth anniversary of the Effective Date as defined in Section 16.

*   *   *   *   *

Board Approval: May 18, 2010	/s/ JG
(Secretary's Initials)

Shareholder Approval: May 18, 2010	/s/ JG
(Secretary's Initials)

LIGHTYEAR NETWORK SOLUTIONS, INC.
2010 STOCK AND INCENTIVE COMPENSATION PLAN

EMPLOYEE STOCK OPTION AGREEMENT

This is a STOCK OPTION AGREEMENT (the "Agreement") dated as of ____________________, (the "Grant Date") by and between Lightyear Network Solutions, Inc. (the "Company"), and ________________________ (the "Optionee").

Recitals

A.           The Board of Directors of the Company (the "Board") adopted the Lightyear Network Solutions, Inc. 2010 Stock and Incentive Compensation Plan (the "Plan") on May __, 2010, and the Plan is expected to be approved by the Company’s shareholders on May __, 2010.

B.           The Board has determined that it is in the best interests of the Company and appropriate to the stated purposes of the Plan that the Company grant to the Optionee an option to purchase shares of the Company’s common stock ("Shares") pursuant and subject to the terms, definitions, and conditions of the Plan, in the form of a stock option that is exempt from Code Section 409A.

C.           Any capitalized terms used but not defined herein shall have the respective meanings given them in the Plan, a copy of which is attached hereto and incorporated by reference herein in its entirety.

NOW, THEREFORE, the Company and the Optionee do hereby agree as follows:

SECTION 1- GRANT OF OPTION

Subject to the terms and conditions of this Agreement, the Company hereby grants to the Optionee an option (the "Option") to purchase all or any part from time to time of Shares as set forth below:

TYPE OF OPTION	NUMBER OF SHARES

Incentive Stock Options

Nonqualified Stock Options

SECTION 2 - OPTION PRICE

The Option Price hereunder is $____________per Share, which is not less than 100% of the Fair Market Value of a Share on the Grant Date.

SECTION 3 - DURATION OF OPTION

The Option shall become exercisable (vested) with respect to [one-third (1/3) of the Option Shares granted on the first annual anniversary of the Grant Date1, and with respect to an additional one-third (1/3) of the Option Shares granted on each of the second and third annual anniversaries/or insert alternate vesting schedule], subject to approval of this Plan by the Company's shareholders following the Plan's adoption by the Board in May, 2010.  Once exercisable with respect to a number of Shares, the Option shall remain exercisable with respect to that number of Shares (subject to reduction for exercise) until the tenth anniversary of the Grant Date, subject to such shorter period as might apply under Sections 6 and 8 of this Agreement.  The Optionee’s unexercised right to purchase shares of Option Stock shall cumulate and carry-over to subsequent twelve-month periods.

SECTION 4 - EXERCISE OF OPTION

During the Option Period, the Optionee may exercise the Option upon compliance with the following additional terms:

(a)           Method of Exercise.  The Optionee shall exercise portions of the Option by written notice, which shall:

(i)             state the election to exercise the Option, the number of Shares in respect of which it is being exercised, and the Optionee’s address and Social Security Number;

(ii)            contain such representations and agreements, if any, as the Company’s Board or the Committee may require concerning the holder’s investment intent regarding such Shares;

(iii)           be signed by the Optionee; and

(iv)           be in writing and delivered in person or by certified mail to the Chairman of the Committee.

(b)           Payment Upon Exercise of Option.  Payment of the full Option Price for Shares upon which the Option is exercised, plus any income and employment tax withholding (if applicable), shall accompany the written notice of exercise described above. Payment may be made (i) in cash; (ii) by personal check; (iii) by transfer of other Shares which (A) in the case of Shares acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised; or (iv) with respect to the Option Price, by surrender of Shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate Option Price of the shares with respect to which the Option or portion thereof is being exercised. Further, if permitted by the Board in its discretion, when a Nonqualified Stock Option is exercised, all or a portion of Optionee’s withholding obligation for payment of federal, state or local taxes may be satisfied by the Company retaining Shares of Stock with a Fair Market Value equal to the amount required to be withheld.  The Company shall cause to be issued and delivered to the Optionee the certificate(s) representing the Shares issuable upon exercise as soon as practicable following the receipt of notice and payment described above.

SECTION 5 - NONTRANSFERABILITY OF OPTION

The Option shall not be transferable or assignable by the Optionee, except that Optionee can transfer the Option to a Permitted Transferee under Section 14.14 of the Plan.  Upon any such transfer, the Permitted Transferee will be deemed the Optionee for purposes of exercise hereunder, subject to applicable tax rules.  The Option shall be exercisable, during the Optionee’s lifetime, only by him.  The Option shall not be pledged or hypothecated in any way, and shall not be subject to execution, attachment, or similar process.  Any attempted transfer, assignment, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any process upon the Option, shall be null, void, and without effect.

SECTION 6 - EFFECT OF AMENDMENT, SUSPENSION,
OR TERMINATION OF EXISTING OPTIONS

The Board can amend or terminate the Plan at any time, and the Committee may amend your Option Agreement, but no amendment, suspension, or termination of the Plan will materially impair your Option without your consent, subject to the Company's right to fully vest and accelerate your option in the event of a Change in Control.

SECTION 7 - RESTRICTIONS ON ISSUING SHARES

Shares shall not be issued pursuant to the exercise of the Option unless the issuance and transferability of the Shares shall comply with all relevant provisions of law, including, but not limited to, the (i) limitations, if any, imposed by applicable state law, and (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission.  The Committee may, in its discretion, determine if such restrictions or such issuance of shares so complies with all relevant provisions of law.

SECTION 8 - EXERCISE AFTER TERMINATION OF SERVICE

After an Optionee’s Termination of Service due to death, Disability or Retirement on or after age 65, an Option may be exercised only with respect to the number of Shares which the Optionee could have acquired by an exercise of the Option immediately before the Termination of Service, but in no event after the expiration date of the Option as specified in Section 3.  The right to exercise will expire at the earlier of the expiration of the Option Period or one year after the Employee’s death, Disability, or Retirement.2  Any Option exercised under this Section may be exercised by the legal representative of the estate of the Employee or by the person or persons who acquire the right to exercise such Option by bequest or inheritance.  If the Committee determines in the particular case that there was Cause for Termination of Service, the right to exercise the Option shall immediately terminate upon Termination of Service.  Absent death, Disability, Retirement, or a finding of Cause, the Option shall remain exercisable for the shorter of the Option Period or three months following Termination of Service.

For purposes of this Agreement, ‘Cause’ shall mean the Optionee’s (i) willful failure to substantially perform such Optionee’s reasonably assigned duties; (ii) repeated gross negligence in performing such Optionee’s duties; (iii) illegal conduct in performing such Optionee’s duties; (iv) willful actions contrary to the Company’s interest; (v) repeated refusal to comply with the reasonable and lawful instructions of management of the Company or a Subsidiary; or (vi) violation of the obligations imposed on the Optionee under any confidentiality or solicitation covenants to which the Optionee is bound under the terms of this Agreement or otherwise.

SECTION 9 - ACKNOWLEDGEMENTS

The Optionee acknowledges receipt contemporaneously herewith of a copy of the Plan, and the Optionee accepts the Option subject to all the terms and provisions of the Plan.  Any capitalized term used herein and not otherwise defined shall have the meaning given in the Plan.  The Optionee acknowledges that nothing contained in the Plan or this Agreement shall (i) confer upon the Optionee any additional rights to continued employment by the Company, or any corporation related to the Company; or (ii) interfere in any way with the right of the Company to terminate the Optionee’s employment or change the Optionee’s compensation at any time.

SECTION 10 - TERM OF AGREEMENT

This Agreement shall terminate upon the earlier of (i) complete exercise or termination of the Option; (ii) mutual agreement of the parties; or (iii) expiration of the Option Period.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth in the preamble hereto, but actually on the dates set forth below.

LIGHTYEAR NETWORK SOLUTIONS, INC.

By
Optionee

Date:	Title:

Date:

1 Options will vest only if the Plan has been approved by the Company’s shareholders before or within one year of the Grant Date.

2  Where an Optionee has received Incentive Stock Options and terminates service due to Retirement, the right to exercise will expire three months after the Optionee's Retirement; provided, however, if an Incentive Stock Option is not exercised after three months, it will remain exercisable for the longer period allowed for Retirement (one year) as if it were a Nonqualified Stock Option and will be a Nonqualified Stock Option when exercise

LIGHTYEAR NETWORK SOLUTIONS, INC.
2010 STOCK AND INCENTIVE COMPENSATION PLAN

Restricted Stock Award Agreement

Lightyear Network Solutions, Inc. ("LYNS") grants as of __________________ (the "Grant Date") to ______________________________________ (the "Employee" or "you") the number of shares set forth below of the common stock of LYNS under the Lightyear Network Solutions, Inc. 2010 Stock and Incentive Compensation Plan (the "Plan").  A copy of the Plan is attached, and any capitalized terms used but not defined in this Agreement shall have the meaning given them in the Plan.

Grant of Award.  Subject to the terms and conditions of this Agreement and the Plan, LYNS hereby grants to you a Restricted Stock Award in the amount of ____ shares of Stock (the "Shares").   These shares will be issued to you after you sign this Agreement, but are subject to forfeiture upon your Termination of Service with LYNS.

Restriction Period. The Restricted Stock vests on the [third annual anniversary/or alternate vesting schedule] of the Grant Date stated above, provided that you have not incurred a Termination of Service with LYNS before that vesting date.   However, your Restricted Stock will become 100% vested upon your death, Disability or Retirement before the vesting date.

Taxation of Award.   Your Restricted Stock will be taxable when it vests, at the value on the vesting date.  See the attachment to this Agreement explaining your alternative to include the value of the shares in income within 30 days of the Grant Date.  You may only choose this option if you make arrangements satisfactory to LYNS to pay any required withholding taxes due now if the election is made.   Check below if you wish to make this election:

___    I elect to make an 83(b) tax election to include the value of Shares granted to me in income now.

Transfer Restrictions.  Until such time as the Shares become vested in accordance with provisions set forth above, the Shares shall not be transferred, pledged or disposed of except by will or the laws of descent and distribution, and are subject to forfeiture in accordance with this Agreement and the Plan.

Acknowledgments.   By signing below, you acknowledge that you have received a copy of the Plan, and you hereby accept the Shares subject to all the terms and provisions of the Plan.  Nothing contained in the Plan or this Agreement shall give you any rights to continued employment by LYNS or interfere in any way with the right of  LYNS to terminate your employment or change your compensation at any time.

Stock Power.   To effect the transfer to LYNS of the Shares upon your Termination of Service, you hereby execute the following with your signature below:  “By signing below, I hereby appoint the Secretary of LYNS as my agent, authorized representative and attorney, to transfer the Shares I receive under this Award to LYNS upon my Termination of Service prior to the vesting date (other than on account of death, Disability or Retirement), without consideration therefore, and no further authorization or signature by me shall be required.  Within five days after receipt of a written request from LYNS, I hereby agree to provide such additional information and to execute and deliver such additional documents as may reasonably be necessary to effect this transfer.”

LIGHTYEAR NETWORK SOLUTIONS, INC.

By:
Employee

Date:	Date:

Important Information About Section 83(b) Election
to Include Value of Restricted Stock Grant in Income at Grant Date:

As a recipient of a restricted stock grant under Lightyear Network Solutions, Inc. 2010 Stock and Incentive Compensation Plan, you may make an election (called an "83(b) election") to recognize compensation income when the stock is granted, even though the stock is then subject to a risk of forfeiture (vesting).  Making an 83(b) election causes current taxation of the fair market value of the stock granted, and withholding taxes are immediately due.  If you make an 83(b) election, you must make arrangements satisfactory to LYNS to pay those withholding taxes now.

By making an 83(b) election, any later appreciation in the stock will be taxed as capital gain income, and your holding period for capital gain purposes will begin on the date of taxation.  An 83(b) election must be made, if at all, within 30 days after the transfer of the stock to you.

The downside of making an 83(b) election is that the election is irrevocable.  Also, if you forfeit the stock, you will not receive any deduction for the amount previously included in income.

To the extent an 83(b) election is not made, LYNS will be treated as the owner of the stock that continues to be subject to restriction for tax purposes, so any dividends will be treated as compensation paid to you by LYNS, and will therefore be subject to withholding and FICA and Medicare taxes.

ELECTION TO INCLUDE VALUE
OF RESTRICTED STOCK AWARD IN GROSS INCOME
 PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE

ARTICLE 1

__________________________ [insert date]

The undersigned hereby elects, under IRC Section 83(b) to include in gross income, as compensation for services, the excess of the fair market value at the time of transfer of the property described below over the amount paid for such property.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.           The name, address and social security number of the undersigned:

Name: __________________________

Address: ________________________________________________

________________________________________________________

________________________________________________________

SSN: __________________________________

2.           The property with respect to which the election is being made is common stock of Lightyear Network Solutions, Inc.

3.           The property was transferred on _____________________________ [insert date].  The taxable year for which election is made is calendar year 20____.

4.           The nature of the restrictions or risks of forfeiture to which the property is subject is that if the undersigned ceases to be employed by Almost Family or its subsidiary, the unvested portion of the undersigned's restricted stock will be forfeited.   The undersigned vests in the property three years from the date of grant, or upon earlier death, disability or termination on or after age 65.

5.           The fair market value of property at the time of transfer (determined without regard to any lapse restriction) was $_____________.

6.           The taxpayer received the property solely for the performance of services.

7.           Copies of this statement have been have been furnished, as required by Reg 1.83-2(d), to Lightyear Network Solutions, Inc. and its subsidiary for which the services were performed.

___________________________________

Instructions for Filing:   File this statement within 30 days from the Grant Date with IRS at the address you will use to file your 1040 for the tax year involved as stated in item 3 above, AND file it with your tax return for that year.